Exhibit 2.2

Stile of Dtlawa,. S.C,.lll')' of State D·hlon of CorpontloDI Dotirmd 11:56 AM 10i0512018 FILED II:SHM 1010512018 SR 20187006316 • Flit Number 6381953 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SOLUTIONS VENDING INTERNATIONAL, INC. (Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware) Solutions Vending International, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES HEREBY CERTIFY: 1. That the name of the corporation is Solutions Vending International, Inc. and that the corporation was originally incorporated pursuant to the General Corporation Law on April7, 2017 under the name Solutions Vending International, Inc. 2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the corporation, declaring said amendment and restatement (this "Amendment' ) to be advisable and in the best interests of the corporation and its stockholders, and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows: RESOLVED, that the Certificate of Incorporation of the corporation be amended and restated inits entirety to read as follows: FIRST: The name of the corporation is Solutions Vending International, Inc. (the "Corporation"). SECOND:The addre-Ss of the registered office of the Corporation in the State of Delaware is 16192 Coastal Highway Street, in the City of Lewes, County of Sussex, Zip Code 19958. The name of its registered agent at such address is Harvard BusinessServices, Inc. THIRD:The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. FOURTH: The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is five hundred million (500,000,000) shares, consisting of: A Five hundred million (500,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), of which a. Three hundred million (300,000,000) shares aredesignated as Class A Common Stock (the "Class A Common Stock" or "Common Security Token");and 1

b. two hundred million (200,000,000) shares are designated as Class B Common Stock (the "Class B Common Stock"), and The following is a statement of the designations and the powers, privilege.s and rights,and the qualifications, limitations or restrictions thereof in re.spect of the capital stock of the Corporation. B. COMMON STOCK a. Voting. Except as required by law,the Class A Common Stock and/or Common Security Token will have no voting rights and no holder thereof shall be entitled to vote on any matter or take any written action. Each holder of shares of Class BCommon Stock will beentitled to one vote for each share of ClassBCommon Stock held at all meetings of stockholders (and written actions in lieu of meetings). b. Liquidation.Dissolution or Winding Up; Certain Mergers.Consolidations and A sset Sale.s. b.I Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder. b.2 Deemed Liquidation Events. b.2.1 Definition. Each of the following events shall be considered a "Deemed Liquidation Event": (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or re.sulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its

subsidiarie.s taken as a whole or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation. b.2.2Effecting a Deemed Liquidation Event. (a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the "Merger Agreement") provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsection 2.1 b.2.3Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation,sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. b.2.4Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfuction of contingencies (the "Additional Consideration''), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the '1nitial Consideration'') shall be allocated among the holders of capital stock of the Corporation in accordance with Subsection 2.1 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfuction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance withSubsection 2.1 after taking into account the previous payment of the Initial Consideration as part of the same transaction. F'IF'l'H: Subject to any additional vote required by this Amendment or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. SIXTH: Subject to any additional vote required by Amendment, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one vote on each matter presented to the Board of Directors, except for the Chairman of the Board who shall have the same number of votes as all other directors combined plus one additional vote. SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. NINTH: To the fullest extent permitted by Jaw, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other Jaw of the State of Delaware is amended after approval by the stockholders of this Article Ninth toauthorizecorporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification. TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law. Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment,repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification. ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An "Excluded Opportunity"is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are "Covered Persons"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person' s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. • * *

3. Pursuant to a re.solution duly adopted by the Board of Directors and effective upon the filing of this Amendment with the Secretary of State of the State of Delaware, a fifty-thousand-for-one (50,000:I) forward stock split for each share of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action of the part of the holders thereof will occur (the "Forward Stock Splif'). The par value of the Common Stock shall remain $0.0001 per share. This conversion shall apply to all shares of Common Stock. Any fractional shares of Common Stock shall be rounded up to the next whole number. All certificate.s repre.senting shares of Common Stock outstanding immediately prior to the filing of this Amendment shall immediately after the filing of this Amendment represent instead the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the corporation, and upon such surrender the corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Amendment. 4. That the foregoing Amendment was approved by the holders of the requisite number of share.s of the Corporation in accordance with Section 228 of the General Corporation Law. 5. That this Amendment,which restates and integrates and further amends the provisions of the Corporation's Certificate oflncorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law. IN WITNESS WHEREOF, this First Amended and Rest m Gertificate oflncorporation has been executed by a duly authorized officer of the d day of October,2018.

State of Dotawm S«rttal)· of State Dll·hlon or CorpondoDi Dotirmd 12:17 PM lli08n018 11LED 12:17 PM lli08n018 SR 20187542461 • Flit Numbtr 6J8l!f5J AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SOLUTIONS VENDING INTERNATIONAL, INC. (Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware) Solutions Vending International, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "<kneral Corporation Law' ), DOES HEREBY CERTIFY: 1. That the name of the corporation is Solutions Vending International, Inc. and that the corporation was originally incorporated pursuant to the General Corporation Law on April 7, 2017 under the name Solutions Vending International, Inc. 2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended Certificate oflncorporation of the corporation,declaring said amendment and restatement (this "Second Amendment'') to be advisable and in the best interests of the corporation and its stockholders, and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed second amendment and restatement is as follows: RESOLVED, that Section "3"of the Amended Certificate of Incorporation of the corporation be deleted in its entirety and be replaced by the following: 3. Pursuant to a resolution duly adopted by the Board of Directors and effective upon the filing of this Second Amendment with the Secretary of State of the State of Delaware, a ten-for-one (10:1) reverse stock split for each share of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action of the part of the holders thereof will occur.The par value of the Common Stock shall remain $0.0001 per share. This conversion shall apply to all shares of Common Stock. Any fractional shares of Common Stock shall be rounded up to the next whole number. All certificates representing shares of Common Stock outstanding immediately prior to the filing of this Second Amendment shall immediately after the filing of this Second Amendment represent instead the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the corporation,and upon such surrender the corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Second Amendment 1

3. That this Second Amendment was approved by the holders of the requisite number of shares of the corporation in accordance with Section 228 of the General Corporation Law. 4. That this Second Amendment, which re.states and integrate.s and further amends Section "3"of the Corporation's Amended and Restated Certificate ofincorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law. IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of ofNovember, 2018. orporation on this first day